Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS FIRST QUARTER 2008 RESULTS

Financial Highlights

2008 First Quarter

•	Net new home orders of 371, down 45%

•	New home deliveries of 303, down 28%

•	Consolidated operating revenue of $137.4 million, down 33%

•	Homebuilding gross margins of $4.9 million, down 86%

•	Homebuilding gross margin percentage of 4.4%, down 1,360 basis points

•	Impairment loss on real estate assets of $25.2 million

•	Benefit from income taxes of $41.6 million, due to revocation of election to be taxed as an “S” corporation for income tax purposes, effective January 1, 2008

•	Net loss of $0.8 million

NEWPORT BEACH, CA—May 6, 2008—William Lyon Homes today reported a net loss of $806,000 for the three months ended March 31, 2008, as compared to a net loss of $26,584,000 for the comparable period a year ago. Consolidated operating revenue decreased 33% to $137,437,000 for the three months ended March 31, 2008, as compared to $206,041,000 for the comparable period a year ago.

The Company incurred impairment losses on real estate assets of $25,200,000 and $3,554,000 for the three months ended March 31, 2008 and 2007, respectively. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to continued depressed market conditions in the housing industry. As a result, the future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value.

The Company’s consolidated results including joint ventures were as follows: The number of homes closed for the three months ended March 31, 2008 was 303 homes, down 28% from 421 homes for the three months ended March 31, 2007. At March 31, 2008, the backlog of homes sold but not closed was 347 homes, down 59% from 854 homes at March 31, 2007, and up 24% from 279 homes at December 31, 2007. The dollar amount of backlog of homes sold but not closed for the three months ended March 31, 2008 was $141,902,000, down 67% from $428,859,000 a year ago, and up 32% from $107,893,000 at December 31, 2007. The Company’s cancellation rate for the three months ended March 31, 2008 was 26%, compared to 25% for the three months ended March 31, 2007.

Net new home orders for the three months ended March 31, 2008 were 371 homes, down 45% from 669 homes for the three months ended March 31, 2007. The average number of sales locations during the three months ended March 31, 2008 was 56, up 4% from 54 in the comparable period a year ago. The Company’s number of new home orders per average sales location decreased to 6.6 for the three months ended March 31, 2008 as compared to 12.4 for the three months ended March 31, 2007.

During the first quarter of 2008, the average sales price of homes closed (including joint ventures) was $372,000, down 19% from $457,700 for the comparable period a year ago. The lower average sales price was primarily due to (1) price depreciation in certain markets resulting from the slowing of new orders and competitive pressures and (2) a change in product mix.

The consolidated homebuilding gross margin percentage decreased to 4.4% for the three months ended March 31, 2008 from 18.0% for the three months ended March 31, 2007. These lower gross margin percentages were primarily due to a decrease in average sales prices, the earlier close out of projects with higher gross margins and a shift in product mix.

Effective on January 1, 2007, the Company made an election in accordance with federal and state regulations to be taxed as an “S” corporation rather than a “C” corporation. Under this election, the Company’s taxable income flows through to and is reported on the personal tax returns of its shareholders. The shareholders are responsible for paying the appropriate taxes based on this election. The Company does not pay any federal taxes under this election and is only required to pay certain state taxes, based on a rate of approximately 1.5% of taxable income. As a result of this election, the Company’s provision for income taxes for the three months ended March 31, 2007 included a reduction of deferred tax assets of $31,887,000 due to the elimination of any future tax benefit by the Company from such assets. In addition, unused recognized built-in losses in the amount of $19,414,000 were no longer available to the Company.

Effective on January 1, 2008, the Company and its shareholders made a revocation of the “S” corporation election. As a result of this revocation, the Company will be taxed as a “C” corporation. The shareholders will not be able to elect “S” corporation status for at least five years. The revocation of the “S” corporation election will allow taxable losses generated in 2008 to be carried back to the 2006 “C” corporation year. As a result of the change in tax status, the Company recorded a deferred tax asset and related income tax benefit of $41,602,000 as of January 1, 2008. The recorded deferred tax asset reflects the tax refund for the anticipated carry back of the estimated 2008 tax loss to 2006 as a result of the reversal of temporary differences in 2008. The Company expects to receive the tax refund in mid-2009. In addition, as of January 1, 2008, the Company has unused built-in losses of $19,414,000 which are available to offset future income and expire between 2010 and 2011. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited under certain circumstances.

Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in the schedule attached to this press release.

The Company will hold a conference call on Wednesday, May 7, 2008 at 11:00 a.m. Pacific Time to discuss the first quarter 2008 earnings results. The dial-in number is (866) 314-4865 (enter passcode number 68562420). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on May 7, 2008 at 1:00 p.m. Pacific Time through midnight on May 23, 3008. The dial-in number for the replay is (888) 286-8010 (enter passcode number 15907079). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

*     *     *     *     *     *

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2008			2007
	Wholly- owned	Joint Ventures	Consolidated Total	Wholly- owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	289	14	303	383	38	421

Home sales revenue	$108,614	$4,102	$112,716	$174,021	$18,659	$192,680
Cost of sales	(103,262)	(4,522)	(107,784)	(144,891)	(13,117)	(158,008)

Gross margin	$5,352	$(420)	$4,932	$29,130	$5,542	$34,672

Gross margin percentage	4.9%	(10.2)%	4.4%	16.7%	29.7%	18.0%

Number of homes closed
California	182	14	196	202	38	240
Arizona	46	—	46	138	—	138
Nevada	61	—	61	43	—	43

Total	289	14	303	383	38	421

Average sales price
California	$447,900	$293,000	$436,900	$587,700	$491,000	$572,400
Arizona	241,900	—	241,900	293,800	—	293,800
Nevada	261,700	—	261,700	343,400	—	343,400

Total	$375,800	$293,000	$372,000	$454,400	$491,000	$457,700

Number of net new home orders
California	230	19	249	381	90	471
Arizona	51	—	51	112	—	112
Nevada	71	—	71	86	—	86

Total	352	19	371	579	90	669

Average number of sales locations during period
California	36	5	41	31	7	38
Arizona	4	—	4	6	—	6
Nevada	11	—	11	10	—	10

Total	51	5	56	47	7	54

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of March 31,
	2008			2007
	Wholly- owned	Joint Ventures	Consolidated Total	Wholly- owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	223	15	238	482	104	586
Arizona	72	—	72	165	—	165
Nevada	37	—	37	103	—	103

Total	332	15	347	750	104	854

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$111,478	$5,131	$116,609	$302,772	$47,392	$350,164
Arizona	14,887	—	14,887	41,973	—	41,973
Nevada	10,406	—	10,406	36,722	—	36,722

Total	$136,771	$5,131	$141,902	$381,467	$47,392	$428,859

Lots controlled at end of period
Owned lots
California	3,140	806	3,946	4,725	1,096	5,821
Arizona	4,435	1,745	6,180	4,117	2,568	6,685
Nevada	2,995	—	2,995	1,256	—	1,256

Total	10,570	2,551	13,121	10,098	3,664	13,762

Optioned lots (1)
California			534			1,612
Arizona			328			3,107
Nevada			—			1,013

Total			862			5,732

Total lots controlled
California			4,480			7,433
Arizona			6,508			9,792
Nevada			2,995			2,269

Total			13,983			19,494

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Operating revenue
Home sales	$112,716		$192,680
Lots, land and other sales	24,721		13,361

	137,437		206,041

Operating costs
Cost of sales - homes	(107,784)		(158,008)
Cost of sales - lots, land and other	(24,885)		(11,793)
Impairment loss on real estate assets	(25,200)		(3,554)
Sales and marketing	(11,104)		(13,473)
General and administrative	(6,984)		(11,514)
Other	(1,442)		(111)

	(177,399)		(198,453)

Equity in loss of unconsolidated joint ventures	(91)		(642)

Minority equity in loss (income) of consolidated entities	925		(2,283)

Operating (loss) income	(39,128)		4,663
Interest expense, net of amounts capitalized	(3,166)	•	—
Other (loss) income, net	(104)		1,141

(Loss) income before benefit (provision) for income taxes	(42,398)		5,804

Benefit (provision) for income taxes
Provision for income taxes	(10)		(501)
Reduction of deferred tax assets as a result of election to be taxed as an “S” corporation for income tax purposes effective January 1, 2007	—		(31,887)
Recordation of deferred tax assets as a result of revocation of election to be taxed as an “S” corporation for income tax purposes effective January 1, 2008	41,602		—

	41,592		(32,388)

Net loss	$(806)		$(26,584)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Cash and cash equivalents	$94,398	$73,197
Receivables	33,124	45,267
Real estate inventories
Owned	1,005,071	1,061,660
Not owned	124,744	144,265
Investments in and advances to unconsolidated joint ventures	4,587	4,671
Property and equipment, less accumulated depreciation of $12,680 and $12,093 at March 31, 2008 and December 31, 2007, respectively	15,522	16,092
Deferred loan costs	8,966	9,645
Goodwill	5,896	5,896
Deferred taxes	41,602	—
Other assets	14,338	14,635

	$1,348,248	$1,375,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$18,586	$40,890
Accrued expenses	61,861	67,786
Liabilities from inventories not owned	93,874	113,395
Notes payable	292,166	266,932
7 5/8 % Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	247,643	247,553
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	1,014,130	1,036,556

Minority interest in consolidated entities	52,161	56,009

Stockholders’ equity
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at March 31, 2008 and December 31, 2007, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	233,090	233,896

	281,957	282,763

	$1,348,248	$1,375,328

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2008	2007	2008	2007
Net (loss) income	$(806)	$(26,584)	$(323,630)	$21,980
Net cash (used in) provided by operating activities	$(1,086)	$(23,606)	$157,033	$(35,836)
Interest incurred	$18,118	$17,529	$77,085	$79,031
Adjusted EBITDA (1)	$(4,932)	$19,023	$(50,188)	$186,070
Ratio of adjusted EBITDA to interest incurred			—	2.35	x

Balance Sheet Data

			March 31,
			2008	2007
Stockholders’ equity			$281,957	$605,587
Total debt			839,809	867,613

Total book capitalization			$1,121,766	$1,473,200

Ratio of debt to total book capitalization			74.9%	58.9%
Ratio of debt to total book capitalization (net of cash)			72.6%	58.0%
Ratio of debt to LTM adjusted EBITDA			—	4.66	x
Ratio of debt to LTM adjusted EBITDA (net of cash)			—	4.49	x

(1)

Adjusted EBITDA means consolidated net income plus (i) (benefit) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charge, (v) depreciation and amortization and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the Indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income to Adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2008	2007	2008	2007
Net (loss) income	$(806)	$(26,584)	$(323,630)	$21,980
(Benefit) provision for income taxes	(41,592)	32,388	(41,322)	64,411
Interest expense:
Interest incurred	18,118	17,529	77,085	79,031
Interest capitalized	(14,952)	(17,529)	(73,919)	(79,031)
Amortization of capitalized interest in cost of sales	8,422	8,392	57,271	52,613
Non-cash impairment charge	25,200	3,554	252,766	43,449
Depreciation and amortization	587	631	2,416	2,579
Equity in loss (income) of unconsolidated joint ventures	91	642	(855)	1,038

Adjusted EBITDA	$(4,932)	$19,023	$(50,188)	$186,070

A reconciliation of net cash (used in) provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2008	2007	2008	2007
Net cash (used in) provided by operating activities	$(1,086)	$(23,606)	$157,033	$(35,836)
Interest expense:
Interest incurred	18,118	17,529	77,085	79,031
Interest capitalized	(14,952)	(17,529)	(73,919)	(79,031)
Amortization of capitalized interest in costs of sales	8,422	8,392	57,271	52,613
Federal income tax refund from pre-quasi built-in losses	—	—	—	(1,820)
Minority equity in loss (income) of consolidated entities	925	(2,283)	(7,918)	(13,971)
Net changes in operating assets and liabilities:
Receivables	(12,143)	(76,250)	(17,258)	10,149
Real estate inventories - owned	(31,479)	62,502	(268,299)	71,067
Deferred loan costs	(679)	(417)	(1,875)	(1,241)
Other assets	(297)	1,184	(4,594)	12,567
Accounts payable	22,304	4,717	27,056	12,192
Accrued expenses	5,935	44,784	5,230	80,350

Adjusted EBITDA	$(4,932)	$19,023	$(50,188)	$186,070